UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 7, 2014

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Menachem Begin Street, Ramat Gan, Israel	52700
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-7523922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During the period from June 5, 2014 through July 1, 2014, Dynamic Applications Corp. (the "Registrant") sold restricted shares of its common stock to individuals and entities set forth in the table below (the "Investors"). The Registrant relied upon the exemption provided by Regulation S promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). None of the Investor are "U.S. Persons," as defined in Rule 902 of Regulation S. The certificates evidencing the restricted shares were issued to the Investors in July 2014.

Name of Investor	Date of Subscription	Subscription-Regulation S	Shares Issued
Asaf David	6/24/14	$0.09 per Share	111,111
Avdinco Ltd (1)	6/29/14	$0.09 per Share	444,444
David Benhamu	6/24/14	$0.09 per Share	55,555
David Shrem	6/05/14	$0.09 per Share	222,222
Eran Cohen	6/24/14	$0.09 per Share	222,222
Judith Zetouny	7/01/14	$0.09 per Share	111,111
Falach Masha Lea	6/23/14	$0.09 per Share	555,555
Nir Ben Nissan	6/18/14	$0.09 per Share	111,111
Nuriel Chordekar	6/20/14	$0.09 per Share	55,555
Prop Trade Ltd (2)	6/19/14	$0.09 per Share	2,777,777
R.P. Holdings (1992) Ltd (3)	6/19/14	$0.09 per Share	444,444
Ron Senator	6/18/14	$0.09 per Share	222,222
Pasternak Shmuel	6/24/14	$0.09 per Share	450,000
Short Trade Ltd (4)	6/13/14	$0.09 per Share	1,666,666
Tal Teperberg & Gal Graf	6/24/14	$0.09 per Share	111,111
Boruj Tenenbaum	6/11/14	$0.09 per Share	444/444
Cohen Tomer	6/18/14	$0.09 per Share	166,667
Yoel Yogev	6/11/14	$0.09 per Share	1,000,000
Cohen Yosef	6/10/14	$0.09 per Share	222,000
Total			9,392,217

(1) Avdinco Ltd is controlled by Avner Cohen, a resident of Israel.
(2) Prop Trade Ltd is controlled by Charlote Eilin Tay, a resident of Singapore.
(3) R.P. Holdings (1992) Ltd is controlled by Rubin Zimerman, a resident of Israel.
(4) Short Trade Ltd is controlled by Shlomo Noyman, a resident of Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Ori Goore
Name:	Ori Goore
Title:	CEO

Date: July 11, 2014